Exhibit 10.3

AMENDMENT NO. 1 TO CONVERTIBLE SENIOR PIK TOGGLE NOTE DUE 2027

Amendment No. 1 (the “Amendment”) dated November 28, 2022 to the Convertible Senior PIK Toggle Note due 2027, No. C-1 (the “Note”) issued by Aspen Aerogels, Inc., a Delaware corporation (the “Company”) to Wood River Capital, LLC, as Holder, on February 18, 2022. Capitalized terms used but not defined herein have the meanings ascribed to them in the Note.

Whereas, the Company and Holder wish to amend the Conversion Rate and make other amendments to the Note as set forth herein.

Now therefore, for good and valuable consideration, Holder and the Company agree as follows:

1. The following legend is added at the beginning of the Note, and with respect to the Indenture attached as Exhibit A to the Note, the legend is also added to the beginning of the Form of Note (the “Form of Note”) attached as Exhibit A to the Indenture:

“The indebtedness evidenced hereby has been subordinated in favor of GENERAL MOTORS HOLDINGS LLC pursuant to the terms of a Subordination Agreement dated as of November 28, 2022. The rights and interests of any holder, transferee, or party claiming any interest under or as a result of this instrument, are subject to all terms of the referenced agreement.”

2. Section 13.01 of the Indenture is deleted in its entirety and replaced with the following:

“Section 13.01. Conversion Right. Subject to and upon compliance with the provisions of this Article 13, the Company shall have the right, at its option at any time and from time to time, to convert all or any portion (if the portion to be converted is $1,000 Capitalized Principal Amount or any integral multiple of $1.00 in excess thereof) of the Notes (such amount selected for conversion hereunder, the “Conversion Amount”) prior to the close of business on the Business Day immediately preceding the Maturity Date (such date the “Company Conversion Date”), in each case, at an initial conversion rate of 33.400100 shares of Common Stock (subject to adjustment as provided in Article 14, the “Conversion Rate”) per $1,000 Capitalized Principal Amount of Notes, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 consecutive Trading Days (the “Mandatory Conversion Measurement Period”) (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Right”), by delivering a written notice to the Holders (the “Mandatory Conversion Notice”), provided, however, that in the event the Company exercises the Conversion Right, the Company shall include the Make-Whole Amount relative to the Capitalized Principal Amount being converted in the Conversion Amount. The Mandatory Conversion Notice which notice must be delivered on or prior to the tenth Trading Day following the last Trading Day of the Mandatory Conversion Measurement Period. The Mandatory Conversion Notice shall set forth (i) the Conversion Amount, (ii) detailed calculations of the accrued and unpaid Interest included in the Conversion Amount as of the Company Conversion Date, and (iii) the Make-Whole Amount included in the Conversion Amount, if any, and (iv) the detailed calculation of the number of shares of Common Stock required to be delivered in respect of such Mandatory Conversion Notice.”

3. For U.S. federal income tax purposes, the Company and Holder agree that (a) this Amendment does not constitute a “significant modification” of the Note within the meaning of Section 1.1001-3 of the Treasury Regulations and (b) although the matter is not entirely free from doubt, the adjustment to the conversion rate effected by this Amendment, is not expected to result in a deemed distribution within the meaning of Section 305(c) of the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”). The Company and Holder shall file all tax returns consistent with the Intended Tax Treatment and shall not take any tax position inconsistent with the Intended Tax Treatment unless otherwise required by a determination within the meaning of Section 1313 of the Code.

4. The Note shall otherwise remain in full force and without modification except as set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ASPEN AEROGELS, INC.

By:	/s/ Donald R. Young
Name: Donald R. Young
Title: President and CEO

WOOD RIVER CAPITAL, LLC, as Holder

By:	/s/ Matthew Orr
Name: Matthew Orr
Title: President